EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACT:        Nigel P. Hebborn,
Executive Vice President
401-274-5658 ext. 714
www.nestor.com

NESTOR, INC. ELECTS CLARENCE DAVIS TO BOARD OF DIRECTORS & TEODOR KLOWAN, JR. CHIEF ACCOUNTING OFFICER

Providence, RI - May 5, 2006 - Nestor, Inc. (NASDAQ: NEST), a leading provider of advanced traffic enforcement solutions and services, is pleased to announce the election of Clarence Davis, CPA to the Nestor Board of Directors. Existing board members unanimously elected Mr. Davis to a newly created sixth seat on May 3, 2006. The number of board members will be increased from six to nine at the company’s annual board meeting in June. Nestor also welcomes Teodor (Ted) Klowan, Jr., CPA, as Vice President, Corporate Controller, and Chief Accounting Officer. Both Mr. Davis and Mr. Klowan assume their new roles this week.

Mr. Davis, presently a consultant to the American Red Cross, is the retired COO of the American Institute of Certified Public Accountants (AICPA). His forty-year financial career includes a Senior Partnership at the prestigious firm of Spicer & Oppenheim, owner of a financial consulting firm and a faculty member at several educational institutions.

Chief Executive Officer William Danzell stated, “Mr. Davis brings us a wealth of accounting and auditing wisdom that will be invaluable to Nestor as we move forward.”

Mr. Klowan was Corporate Controller of MatrixOne, Inc. in 2005 and Corporate Controller and Chief Accounting Officer at Helix Technology Corporation during his tenure from 1999 to 2004. Prior to joining Helix Technology Inc., Mr. Klowan was Assistant Corporate Controller of Waters Corporation from 1996 to 1999. Prior to 1996, Mr. Klowan worked in management and staff positions at Banyan Systems, Inc. and Ernst & Young. Mr. Klowan holds a Bachelor of Business Administration degree in accounting from Bryant University and an MBA from Clark University.

“Ted Klowan is a proud addition to the Nestor family,” stated Chief Financial Officer Nigel Hebborn. “He will help guide Nestor in its financial reporting, bringing fifteen years of exemplary corporate accounting experience to this company.”

Nestor Traffic Systems provides automated traffic enforcement solutions to state and municipal governments. Nestor Traffic Systems is the exclusive North American distributor for Vitronic’s PoliScanSpeed™ scanning LiDAR, which tracks multiple vehicles bidirectionally in multiple lanes simultaneously. CrossingGuard® uses patented multiple, time-synchronized videos to capture comprehensive evidence of red light and speed violations. In addition, CrossingGuard® offers customers a unique Collision Avoidance™ safety feature that can help prevent intersection collisions. CrossingGuard®is registered trademark of Nestor Traffic Systems, Inc. Collision Avoidance™ and Video VASCAR™ are trademarks of Nestor Traffic Systems, Inc. PoliScanSpeed™ is a trademark of Vitronic. For more information, call (401) 274-5658 or visit www.nestor.com.

Statements in this press release about future expectations, plans and prospects for Nestor, including statements containing the words "expects," "will," and similar expressions, constitute forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. We may not achieve the plans, intentions or expectations disclosed in our forward-looking statements and investors should not place undue reliance on our forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various factors, including: market acceptance of our products, competition, patent protection of our technology, and other factors discussed in Risk Factors in our most recent Annual Report on Form 10-K filed with the SEC. Investors are advised to read Nestor's Annual Report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed after our most recent annual or quarterly report. The forward-looking statements included in this press release represent our current views and we specifically disclaim any obligation to update these forward-looking statements in the future.

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